U.S. Aerospace, Inc.
9831 Romandel Avenue
Santa Fe Springs, CA 90670

Tel: +1 (562) 906-5855
Fax: +1 (562) 906-8459
info@USAerospace.com

July 1, 2010

The Honorable Robert M. Gates
Secretary of Defense
1000 Defense Pentagon
Washington, DC 20301-1000

Re: KC-X Tanker Modernization Program

Dear Mr. Secretary:

U.S. Aerospace, Inc. and its subsidiaries, in joint cooperation with Antonov Company, hereby give notice of their intention to bid in response to the Request for Proposal from the U.S. Air Force for the KC-X Tanker Modernization Program.

We anticipate bidding three models of aircraft, the AN-124-KC, AN-122-KC and AN-112-KC, each of which meets all requirements for the program. The airframes will be built by Antonov in Ukraine, with final assembly in the United States by U.S. Aerospace. We are pleased to be able to offer a superior aircaft to the U.S. warfighter, at what we believe will be a significantly lower price than other potential bidders.

We are available at your convenience to answer any questions you may have. Thank you for allowing us the opportunity to enter the competition.

Sincerely,

Jerrold S. Pressman
Chairman of the Board

cc: Brig. Gen. Christopher C. Bogdan
John C. Kirkland, Esq.